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                     AMERICAN MEDICAL SECURITY GROUP, INC.

                        PROXY SOLICITED ON BEHALF OF THE
                               BOARD OF DIRECTORS

                       Please sign and return immediately

    I, the undersigned stockholder of American Medical Security Group, Inc.
("AMSG"), Green Bay, Wisconsin, revoke any previous proxy I may have given and appoint Wallace J. Hilliard and Ronald A. Weyers as my attorneys, with full power of substitution, to vote all of the stock of AMSG in my name (on its
books) at the special meeting of stockholders at 11:00 a.m. on           , 1996,
or any adjournment, as follows:

    AGREEMENT AND PLAN OF MERGER

    Proposal to approve the Agreement and Plan of Merger dated July 31, 1996 by and between AMSG, United Wisconsin Services, Inc., Blue Cross and Blue
    Shield United of Wisconsin, Wallace J. Hilliard and Ronald A. Weyers.

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
             VOTE FOR                          VOTE AGAINST                          ABSTAIN
               / /                                 / /                                 / /

    The above item is proposed by the Board of Directors, and it recommends a vote in favor of such item.
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    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

    I confer discretionary authority on the above-named individuals with respect to any other matters which properly come before the meeting, which approval shall not constitute ratification of actions taken at that meeting.

    IN EXERCISING DISCRETIONARY AUTHORITY, SHARES WILL BE VOTED ACCORDING TO THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

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
Dated: ----------------- , 199 --              ---------------------------------------------
      (please fill in date)                    (Signature of Stockholder)

                                               ---------------------------------------------
                                               (Signature of Stockholder)
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 (WHEN SIGNING AS PERSONAL REPRESENTATIVE, TRUSTEE, GUARDIAN, ETC., PLEASE GIVE
   YOUR FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN, UNLESS ANY ONE
 PERSON IS AUTHORIZED TO ACT. IF SHARES ARE HELD IN JOINT NAMES, EITHER OR BOTH
                                   MAY SIGN.)